Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on May 23, 2008 (including additional amendments thereto) with respect to the shares of Common Shares, no par value per share, of the Cott Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 23, 2008	CRESCENDO PARTNERS II, L.P., SERIES I

	By:	Crescendo Investments II, LLC General Partner

	By:	/s/ Eric Rosenfeld
		Name:	Eric Rosenfeld
		Title:	Managing Member

CRESCENDO INVESTMENTS II, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO PARTNERS III, L.P.

By:	Crescendo Investments III, LLC General Partner

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO INVESTMENTS III, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

/s/ Eric Rosenfeld
ERIC ROSENFELD

/s/ Mark Benadiba
MARK BENADIBA

/s/ Mario Pilozzi
MARIO PILOZZI

/s/ Csaba Reider
CSABA REIDER